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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the use in SEC Registration Statement 333-52171 on Form S-1 (the "Registration Statement") and the prospectus forming part of the Registration Statement of our report dated February 20, 1998 on our audits of the financial statements of TMCI Electronics, Inc. and of our report dated March 22, 1998 on our audit of the financial statements of Trinity Electronics, Inc. We also consent to the reference to our firm under the caption of "Experts" in the Registration Statement.

                                    /s/     Moore Stephens, P.C.
                                    ---------------------------------
                                    MOORE STEPHENS , PC
                                    Certified Public Accountants

New York, New York
July 10, 1998



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[X] Lessor's obligation applies to years one and two only and is only for amounts in excess of $5,000 per repair and an aggregate pf $1000,000 for both years one and two.




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